MAZUMA CAPITAL CORP

12257 S. Business Park Dr., Suite 225
Draper, Utah 84020

MASTER LEASE AGREEMENT NO. MCC1058

THIS MASTER LEASE AGREEMENT is made on April 1, 200[8], between MAZUMA CAPITAL CORP, with its principal office at 12257 S. Business Park Dr., Suite 225, Draper, UT 34020 (the "Lessor") and UCN, INC., a corporation organized in the state of Delaware, with its principal office at 7730 S. Union Park Ave, Suite 500, Midvale, UT, 34047 (the "Lessee").

SECTION 1. DEFINITIONS:

All capitalized terms not defined herein are defined in the Schedule.

a.     "Acceptance and Delivery Certificate" means any acceptance and delivery certificate, executed by the Lessee in connection with a Schedule, a Master Progress Payment Agreement, if any, and this Master Lease Agreement whereby the Lessee acknowledges that the items of Property to be leased have been delivered, received, installed, examined and tested and determined by Lessee to be satisfactory.

b.     "Base Period" means the period of any Lease referred to as such on the related Schedule under this Master Lease Agreement.

c.     "Certificate" means an Acceptance and Delivery and Approval for Progress Payment Certificate executed by the Lessee in connection with a Schedule, a Master Progress Payment Agreement and this Master Lease Agreement.

d.     "Date of Acceptance" means except as otherwise provided in Section 8b of this Master lease Agreement, the date Lessee accepts the Property designated in any Schedule, as set forth in any Acceptance and Delivery Certificate executed by the Lessee in form provided by Lessor.

e.     "Lease Commencement Date" means as to the Property designated on any Schedule, where the Date of Acceptance for such Schedule falls on the first day of a calendar quarter, that date, and in any other case, the first day of the calendar quarter following the calendar quarter in which such Date of Acceptance falls.

f.     "Lease" means a Schedule incorporating the terms of this Master Lease Agreement, together with the related Master Progress Payment Agreement, if any, Stipulated Loss Schedule, Acceptance and Delivery Certificate, UCC financing statements and all other supporting documentation related thereto.

g.     "Lessor's Damages" means the Stipulated Loss Value together with costs, expenses, attorney's fees, interest, and any determinable indemnity owed by Lessee to Lessor.

h.     "Master Progress Payment Agreement" means an agreement under which (i) lessee accepts items of Properly by signing a Certificate, (ii) Lessor agrees to purchase said items or Property, and (iii) Lessee agrees to pay service charges, all prior to the Date of Acceptance of the Schedule.

i.     "Monthly Rental" means the monthly rental, together with sales tax and other amounts, if applicable, referred to as such on the related Schedule under this Master Lease Agreement.

j.     "Property" means equipment and other property, together with all related software whether embedded therein or otherwise, with all attachments, replacements, parts, substitutions, additions, repairs, accessions and accessories, incorporated therein and/or affixed thereto described in any Lease Schedule to be executed and delivered by Lessor and Lessee in connection with this Master Lease Agreement.

k.     "Schedule" means any Lease Schedule to be executed and delivered by Lessor and lessee under this Master Lease Agreement, which Schedule states the terms and other data associated with the Schedule and describes the leased Property.

l.     "Software" means any computer program and supporting data, including all documentation, later versions, updates, upgrades and modifications, provided and/or described in any Lease Schedule us be executed and delivered by Lessor and Lessee in connection with this Master Lease Agreement.

m.    "Stipulated Loss Schedule" means Schedule of Stipulated Loss Values relating to a specific Schedule under this Master Lease Agreement.

SECTION 2.  LEASE :

Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor the Property described in any Schedule executed and delivered by Lessor and Lessee in connection with this Master Lease Agreement. Each Schedule shall incorporate by reference the turns and conditions of this Master Lease Agreement, and together with the Acceptance and Delivery Certificate and Master Progress Payment Agreement, if applicable, shall constitute a separate Lease.

SECTION 3.  TERM OF LEASE :

The term of any Lease, as to all Property designated on the applicable Schedule, shall commence on the Date of Acceptance for such Property, and shall continue for a Base Period ending that number of months from the Lease Commencement Date as specified in the Schedule. Thereafter, Lessee shall have those options as provided in Section 21k of this Master Lease Agreement.

SECTION 4.  RENT AND PAYMENT:

Lessee shall pay as rent for use of the Property, aggregate rentals equal to the sum of all the Monthly Rentals and other payments due under the Lease for the entire Base Period. The Monthly Rental shall begin on the Date of Acceptance and shall be due and payable by Lessee in advance on the first day of each month throughout the Base Period, provided, however, that if quarterly rental payments are specified on a Schedule, the quarterly rental shall be due and payable by Lessee in advance on the first day of each quarter throughout the Base Period. If the Date of Acceptance does not fall on the first day of a calendar quarter, then the first rental payment shall be calculated by multiplying the number of days from and including the Date of Acceptance to the Lease Commencement Date by a daily rental equal to one-thirtieth (1/30) of the Monthly Rental, and shall be due and payable on the Date of Acceptance. lessee shall pay to Lessor, or its assigns, all rentals as due when due, without notice or demand, to Lessor's address set forth above, or as otherwise directed in writing by lessor, or its assigns. LESSEE SHALL NOT ABATE, SET OFF OR DEDUCT ANY AMOUNT OR DAMAGES FROM OR REDUCE ANY MONTHLY RENTAL. OR OTHER PAYMENT DUE FOR ANY REASON. THIS LEASE IS NON-CANCELABLE FOR THE ENTIRE TERM OF THE BASE PERIOD AND ANY CONTINUATION PERIODS.

If any rental or other payment due under any Lease shall be unpaid ten (10) days after its due date, Lessee will pay on demand, as a late charge, but not as interest, the greater of twenty-five dollars ($25.00) or five percent (5%) of any such unpaid amount but in no event to exceed maximum lawful charges.

SECTION 5.  NET LEASE:

This is a fully net, non-cancelable lease contract which may not be terminated for any reason except as otherwise specifically provided herein. Lessee has no right of prepayment unless agreed to in writing by Lessor. lessor and Lessee agree that any lease is a "Finance Lease" as defined by the Uniform Commercial Code Article 2A. Lessee shall be responsible for and shall indemnify Lessor against, all Costs, expenses and claims of every nature whatsoever arising out of or in connection with or related to the Lease or the Property.

Lessee acknowledges and agrees that its obligations to pay all Monthly Rentals and other amounts due and owing and perform its obligations hereunder shall be primary, absolute, unconditional, independent and irrevocable and shall not be subject to or affected by (i) any circumstance whatsoever, including, without limitation, any setoff, counterclaim, recoupment, abatement, suspension, reduction, rescission, defense or other right otherwise available to Lessee; (ii) any defect in the title, merchantability, condition, design, operation or fitness for use of, or any damage to, removal, abandonment, requisition, taking condemnation or loss or theft or destruction of, the Property, or any interference, interruption, restriction, curtailment or cessation in or prohibition of the use or possession thereof by the Lessee or any other person for any reason whatsoever; or (iii) Failure on the part of the manufacturer or the shipper of the Property to deliver the Property or any part

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thereof to Lessee. Lessor is not responsible to install, test, repair or service any Property.

SECTION 6.  CONDITIONS PRECEDENT:

Lessor's obligations under each Schedule, including its obligation to purchase and lease any Property to be leased thereunder, are conditioned upon Lessor's receipt of, in form or substance satisfactory to Lessor, and Lessor's determination that all of the following are satisfactory: (i) evidence as to due compliance with the insurance provisions hereof; (ii) Uniform Commercial Code financing statements and all other filings and recordings as required by Lessor; (iii) lien searches in the jurisdiction of Lessee's organization and in each jurisdiction in which the Property and/or Lessee's chief executive office are located; (iv) incumbency and signature of the officers of lessee authorized to execute such documents; (v) resolutions of Lessee's Board of Directors and/or Members duly authorizing the leasing, or sale and leaseback, as the case may be, of the Property hereunder and the execution, delivery and performance of the Lease; (vi) if requested by Lessor, certificates of good standing from the jurisdiction of Lessee's organization, and (vii) if requested by Lessor, a copy of Lessee's organizational documents and evidence of Lessee's organizational number.

SECTION 7.  TAXES AND FEES:

Lessee shall promptly pay to Lessor, and agrees to indemnify and hold Lessor harmless from all taxes, fees, assessments and charges paid, payable or required to be collected by Lessor (together with any penalties, fines or interest thereon), which are levied or based on the Monthly Rental or other payment due under the Lease, or on the delivery, acquisition, possession, use, operation, lease, rental, sale, purchase, control or value of the Property, including without limitation, registration and license fees and assessments, recycling fees, state and local privilege or excise taxes, documentary stamp taxes or assessments, sales and use taxes, personal and other property taxes, and taxes or charges based on gross revenue, but excluding taxes based on Lessor's net income, (collectively "taxes"), whether the same be assessed to Lessor or lessee. Lessee also agrees to pay to Lessor all servicing and administrative costs associated with processing and paying various fees and taxes. Lessor shall file all required reports and returns with all applicable governmental agencies relating to the taxes concerning the Property.

SECTION 8.  USE: ALTERATIONS AND ATTACHMENTS:

a.     The Property is leased solely for commercial or business purposes.

b.     After Lessee receives and inspects any Property and is satisfied that the Property is satisfactory, Lessee shall execute and deliver to Lessor an Acceptance and Delivery Certificate in form provided by Lessor; provided, however, that Lessee's failure to execute and deliver an Acceptance and Delivery Certificate for any Property shall not affect the validity and enforceability of the Lease with respect to the Property. If Lessee has executed and delivered a Master Progress Payment Agreement, Lessor may, in its sole discretion, at any time by written notice to Lessee, declare all prior Certificates executed in connection with the Master Progress Payment Agreement to be and constitute the Acceptance and Delivery Certificate for all purposes under the Lease, and the Date of Acceptance of the Lease shall be the date determined by Lessor in its sole discretion which shall not be earlier than the date of the last Certificate.

c.     The Property is and shall remain personal property during the term of the Lease notwithstanding that any portion thereof may in any manner become affixed, attached to or located on real property or any building or improvement thereon. Lessee shall not affix or attach, or permit any of the Property to become affixed or attached to any real property in any manner which would change its nature from that of personal property to real property. Lessee shall not permit the Property to become an accession to other goods or a fixture to or part of any real property. Lessee will obtain and deliver to Lessor a lien waiver in a form satisfactory to Lessor, from all persons not a party hereto who might claim an interest, lien or other claim in the Property.

d.     Lessee shall at all times keep the Property in its sole possession and control. The Property shall not be moved from the location stated in the Schedule without the prior written consent of Lessor, which consent shall not be unreasonably withheld.

e.     Lessee may not make alterations or attachments to the Property without first obtaining the written consent of Lessor. Any such alterations or attachments shall be made at Lessee's expense and shall not interfere with the normal and satisfactory operation or maintenance of the Property. The manufacturer may incorporate engineering changes or make temporary alterations to the Property upon request of Lessee. Unless Lessor shall otherwise agree in writing, all such alterations and attachments shall be and become the property of Lessor upon their attachment to the Property or, at the option of Lessor, shall be removed by Lessee at the termination of the Lease and the Property restored at Lessee's expense to its original condition, reasonable wear and tear only excepted.

f.     In the event the Property includes Software, the following shall apply: (i) Lessee shall possess and use the Software in accordance with the terms and conditions of any license agreement entered into with the owner/vendor/licensor of such Software ("License") (at Lessor's request, Lessee shall provide a complete copy of the License to Lessor) and shall not breach the License; (ii) Lessee agrees that Lessor has an interest in the License and Software due to its payment of the price thereof and is an assignee or third party beneficiary of the License; (iii) as due consideration for Lessor's payment of the price of the License and Software and for providing the Software to Lessee at a lease rate (as opposed to a debt rate), Lessee agrees that Lessor is leasing (and not financing) the Software to Lessee; (iv) except for the original price paid by Lessor, Lessee shall, at its own expense, pay promptly when due all servicing fees, maintenance fees, update and upgrade costs, modification costs, and all other costs and expenses relating to the License and Software and maintain the License in effect during the term of the Lease; and (v) the Software shall be deemed Property for all purposes under the Lease.

g.     Lessee shall comply with all applicable laws, regulations, requirements, rules and orders, all manufacturer's instructions and warranty requirements, and with the conditions and requirements of all policies of insurance with respect to the Property and the Lease.

h.     Lessee shall cause the Property to be installed, used, operated and, at the termination of the Lease, if applicable, removed at Lessee's expense (i) in accordance with any applicable manufacturer's manuals or instructions; (ii) by competent and duly qualified personnel only; and (iii) in accordance with applicable governmental regulations.

i.     Relating to Lessee's use of the Property, Lessee shall comply with all present and future federal, state, regional and municipal laws, statutes, ordinances, regulations, rules, judicial and similar requirements of all federal, state, regional and municipal governmental agencies, bodies or officials or other governmental entities with legal authority pertaining to the protection of human or wildlife health and safety or the environment, including, without limitation, any such laws, statutes, ordinances, regulations, rules, judicial and administrative orders and decrees, permits, licenses, approvals, authorizations and similar requirements regulating or relating to Hazardous Materials (defined below) or to the generation, use, storage, release, presence, disposal, transport, or handling of any other substance, oil, oil byproducts, gas element, or material which has the potential to pollute, contaminate or harm any land, subsurface area, water source or watercourse, air or other natural resource, herein-after referred to as "Environmental Laws".

"Hazardous Materials" is defined as any hazardous or toxic substance, material or waste that are or become regulated under any applicable local, state or federal law, including, but not limited to, those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or defined by the Environmental Protection Agency ("EPA") as "any material that poses a threat to human health and/or the environment. Typical hazardous substances are toxic, corrosive, ignitable, explosive, or chemically reactive".

SECTION 9.  MAINTENANCE AND REPAIRS: RETURN OF PROPERTY:

a.     During the continuance of each Lease, Lessee shall, at its own cost and expense, and in accordance with all manufacturer maintenance specifications, (i) keep the Property in good repair, condition, operating order and appearance, (ii) make all necessary adjustments repairs and replacements, (iii) not use or permit the Property to be used for any purpose for which, in the opinion of the manufacturer, the Property is not designed or reasonably suitable, and (iv) furnish all required parts, mechanisms, devices and servicing, so as to keep each item of Property and any part in good repair and operating order (ordinary wear and tear excepted) in the same condition and appearance as when delivered to the Lessee. Such parts, mechanisms and devices shall immediately become a part of the Property for all purposes hereunder and title thereto shall vest in Lessor. If the manufacturer does not provide maintenance specifications, Lessee shall perform all maintenance in accordance with industry standards for like property.

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b.     During the continuance of each Lease, Lessee shall, at its own expense, enter into and maintain in force a contract with the manufacturer or other qualified maintenance organization reasonably satisfactory to Lessor for maintenance of each item. of Property that requires such a contract. Such contract as to each item shall commence upon the earlier of the Certificate date, if applicable, or the Date of Acceptance. Upon request Lessee shall furnish Lessor with a copy of such contract.

c.     Lessee shall pay all shipping and delivery charges and other expenses incurred in connection with the Property. Upon default, or at the expiration or earlier termination of any Lease, Lessee shall, at its own expense, assemble, prepare for shipment and promptly return the Property to lessor at the location within the continental United States designated by Lessor. Upon such return, the Property shall be in the same operating order, repair, condition and appearance as on the Date of Acceptance, except for reasonable wear and tear from proper use thereof, and shall include all engineering changes theretofore prescribed by the manufacturer. Lessee shall provide maintenance certificates or qualification letters and/or arrange for and pay all costs which are necessary for the manufacturer to accept the Property under contract maintenance at its then standard rates ("recertification"). The term of the Lease shall continue upon the same terms and conditions until such recertification has been obtained.

d.     With regard to Software, at the expiration or earlier termination of any Lease, or upon demand by Lessor upon the occurrence of an Event of Default (hereinafter defined) under the lease, Lessee shall (i) destroy all copies or duplicates of the Software which were nor returned to Lessor (ii); delete from its systems all Software then installed; (iii) cease using the Software altogether or; iv) disable the computers, computer systems or other equipment which run and/or operate and or are controlled by the Software. Upon its receipt from Lessee, Lessor shall be responsible to return the Software to the owner/vendor/licensor sit that Lessee shall nor be in breach of any software license.

e.     Lessee shall immediately notify Lessor in writing of all details concerning any damage or loss to the Property, including without limitation, any damage or loss arising from the alleged or apparent improper manufacture, functioning or operation of the Property.

SECTION 10.  OWNERSHIP AND INSPECTION:

a.     The Property shall at all times be the property of Lessor or its assigns, and Lessee shall have no right, title or interest therein except as to the use thereof subject to, the terms and conditions of the Lease. For purposes of the foregoing, Lessee transfers to Lessor all of Lessee's right, title and interest (including all ownership interest) in and to the Property free and clear of all liens, security Interests and encumbrances. Lessor may affix (or require Lessee to affix) tags, decals or plates to the Property indicating Lessor's ownership, and Lessee shall not permit their removal or concealment. Lessee shall not permit the name of any person or entity other than Lessor or its assigns to be placed on the Property as a designation that might be interpreted as a claim of ownership or security interest.

b.     Lessor, its assigns and their agents shall have free access to the Property at all reasonable times during normal business hours for the purpose of inspecting the Property and for any other purpose contemplated in the Lease. Lessee shall pay all inspection costs incurred by Lessor.

c.     LESSEE SHALL KEEP THE PROPERTY AND LESSEE'S INTEREST UNDER ANY LEASE FREE AND CLEAR OF ALL LIENS AND ENCUMBRANCES, EXCEPT THOSE PERMITTED IN WRITING BY LESSOR OR ITS ASSIGNS.

SECTION 11.     DISCLAIMER OF WARRANTIES:

a.     WITHOUT WAIVING ANY CLAIM THE LESSEE MAY HAVE AGAINST ANY MANUFACTURER, LESSEE ACKNOWLEDGES AND AGREES THAT LESSOR IS NOT A SELLER, SUPPLIER OR THE MANUFACTURER OF THE PROPERTY (AS SUCH TERMS ARE DEFINED OR USED, AS THE CASE MAY BE, IN THE UNIFORM COMMERCIAL. CODE) OR DEALER, NOR A SELLER'S OR A DEALER'S AGENT THEREIN, II) THE PROPERTY IS OF A SIZE, DESIGN, CAPACITY AND MANUFACTURE SELECTED BY AND ACCEPTABLE TO THE LESSEE, III) THE LESSEE HAS EXAMINED AND IS SATISFIED THAT EVERY ITEM OF PROPERTY IS SUITABLE FOR ITS PURPOSE, IV) THE LESSEE,

        TAKES THE PROPERTY AND EACH PART THEREOF "AS IS" AND "WHERE IS", V) THE LESSOR HAS NOT MADE AND DOES NOT MAKE, AND HEREBY DISCLAIMS LIABILITY FOR, AND LESSEE HEREBY WAIVES ALL RIGHTS AGAINST LESSOR RELATING TO, ANY AND ALL WARRANTIES, REPRESENTATIONS OR OBLIGATIONS WHATSOEVER, EXPRESS OR IMPLIED, ARISING BY APPLICABLE. LAW OR OTHERWISE, RELATING TO THE. PROPERTY, OR ANY PART THEREOF, INCLUDING, WITHOUT LIMITATION, ANY AND ALL WARRANTIES, REPRESENTATIONS OR OBLIGATIONS AS TO (1) THE DESCRIPTION, CONDITION, DESIGN, QUALITY OR PERFORMANCE OF THE PROPERTY OR QUALITY OR CAPACITY OF MATERIALS OR WORKMANSHIP IN THE PROPERTY; (2) ITS MERCHANTABILITY OR FITNESS OR SUITABILITY FOR A PARTICULAR PURPOSE. WHETHER OR NOT DISCLOSED TO LESSOR; (3) THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE (4) THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT OR THE LIKE; AND (5) THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT. It is agreed that all such risks incident to the matters described in this Section 11a, as between the Lessor and the Lessee are to be borne by the Lessee. If the Property or Software is nor properly installed, does not function as represented or warranted by original owner/seller/supplier/ licensor, or is unsatisfactory for any reason, Lessee shall make any claim on account thereof solely against original owner/seller/supplier/licensor and shall nevertheless pay all sums payable under the Lease, lessee hereby waiving the right to make any such claims against Lessor. Lessor shall not be liable to Lessee for any loss, damage or expense of any kind or nature caused, directly or indirectly, by the Property or the use, possession or maintenance thereof, or the repair, service or adjustment thereof, or by any delay for failure to provide any such maintenance, repair, service or adjustment, or by any interruption of service or loss of use thereof (including without limitation, Lessee's use of or right to use any Software) or for any loss of business howsoever caused.

b.     NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THE LEASE, LESSOR SHALL NOT, UNDER ANY CIRCUMSTANCES, BE LIABLE TO LESSEE OR ANY THIRD PARTY, FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL OR EXEMPLARY DAMAGES ARISING OUT OF OR RELATED TO THE TRANSACTION CONTEMPLATED HEREUNDER, WHETHER IN AN ACTION BASED ON CONTRACT, TORT INCLUDING NEGLIGENCE OR STRICT LIABILITY) OR ANY OTHER LEGAL. THEORY, INCLUDING WITHOUT LIMITATION, LOSS (IF ANTICIPATED PROFITS, OR BENEFITS OF USE OR LOSS OF BUSINESS, EVEN IF LESSOR IS APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING.

        IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT EACH AND EVERY PROVISION OF ANY LEASE WHICH PROVIDES FOR A LIMITATION OF LIABILITY, DISCLAIMER OF WARRANTIES OR EXCLUSION OF DAMAGES, IS INTENDED BY THE PARTIES TO BE SEVERABLE FROM ANY OTHER PROVISION AND IS A SEPARABLE. AND INDEPENDENT ELEMENT OF RISK ALLOCATION AND IS INTENDED TO BE ENFORCED AS SUCH.

c.     Lessor assigns to Lessee all assignable warranties on the Property, including without limitation any warranties described in Lessor's purchase contract, which assignment shall be effective only (i) during the Base Period and any continuation period thereof; and (ii) so long as no Event of Default exists.

SECTION 12.  ASSIGNMENT BY LESSOR:

Lessor may assign or transfer its rights and interests in the Lease and/or the Property to another party ("Lessor's Assignee") either outright or as security for loans (collectively the "Underwriting"). Upon notice of any such assignment and instructions from Lessor, Lessee shall pay its Monthly Rental and other payments and perform its other obligations under the Lease to the Lessor's Assignee (or to another party designated by Lessor's Assignee). Upon any such sale or assignment, LESSEE'S OBLIGATIONS TO LESSOR'S ASSIGNEE UNDER THE ASSIGNED LEASE SHALL BE ABSOLUTE AND UNCONDITIONAL AND LESSEE WILL NOT ASSERT AGAINST LESSOR'S ASSIGNEE ANY CLAIM, DEFENSE, OFFSET OR COUNTERCLAIM WHICH LESSEE MIGHT HAVE AGAINST LESSOR. Lessee waives and will not assert against any assignee of Lessor any claims, defenses, or set-offs which Lessee could assert against Lessor. Lessor's Assignee shall have all of the rights but none of the obligations of lessor under the assigned Lease, and after such assignment

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Lessor shall continue to be responsible for all of Lessor's obligations under the Lease.

Upon any such assignment, Lessee agrees to promptly execute or otherwise authenticate and deliver to Lessor estoppel certificates, acknowledgments of assignment, records and other documents requested by Lessor which acknowledge the assignment, affirmation of provisions of the Lease which may be required to effect the Underwriting. Lessee authorizes Lessor's assigns to file UCC-1 financing statements or precautionary filings as Lessor or its assigns deem necessary. Lessor's assigns are authorized to take any measures necessary to protect their interest in the Property.

Only one executed counterpart of any Schedule shall be marked "Original"; any other executed counterparts shall be marked "Duplicate Original" or "Counterpart". No security interest in any Schedule may be created or perfected through the transfer or possession or control, as applicable, of any counterpart other than the document or record, as applicable, marked "Original".

SECTION 13.  ASSIGNMENT BY LESSEE:

LESSEE MAY NOT ASSIGN ANY LEASE OR ANY OF ITS RIGHTS HEREUNDER OR SUBLEASE THE PROPERTY WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR. NO PERMITTED ASSIGNMENT OR SUBLEASE SNAIL RELIEVE LESSEE OF ANY OF ITS OBLIGATIONS HEREUNDER.

Subject to the terms of this Lease, this Lease and each Schedule inure to the benefit of, and are binding upon, the successors and assigns of Lessee, and, without limiting the foregoing, shall bind all persons who become bound as a "new debtor" (as defined in the Uniform Commercial Code) to this Lease and any Schedule.

SECTION 14.  LESSEE'S REPRESENTATIONS AND WARRANTIES:

Lessee represents and warrants as follows:

a.     The execution, delivery and performance by Lessee of any Lease does not violate any law or governmental rule, regulation, or order applicable to Lessee, does not and will not contravene any provision of, constitute a default under, or result in the creation of any lien on or in any property or assets of the lessee, pursuant to any indenture, mortgage, contract, or other instrument to which it is bound and, upon execution and delivery of each Irate, will constitute a legal, valid and binding agreement of Lessee, enforceable in accordance with its terms;

b.     If Lessee is a partnership, that it is duly organized by written partnership agreement and validly existing in accordance with the laws of the jurisdiction of its organization, that it is duly qualified to do business in each jurisdiction where the Property is, or is to be located, and has full3 power and authority to hold property under lease and to enter into and perform its obligations under any Lease; that the execution, delivery and performance by Lessee of any Lease has been duly authorized by all necessary action on the part of the Lessee, and is not inconsistent with its partnership agreement or other governing instruments. Upon request, Lessee will deliver to Lessor certified copies of its partnership agreement and other governing instruments and original certificate of partners and other instruments deemed necessary or desirable by Lessor. To the extent required by applicable law, Lessee has filed and published its fictitious business name certificate;

c.     If Lessee is a corporation, that it is duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation, that it is duly qualified to do business in each jurisdiction where any Property is, or is to be located, and has full corporate power and authority to hold property under lease and to enter into and perform its obligations under any Lease; that the execution, delivery and performance by Lessee of any Lease has been duly authorized by all necessary corporate action on the part of Lessee, and is not inconsistent with its articles of incorporation or by-laws or other governing instruments;

d.     (i) Lessee's state of organization is the state listed in the introductory paragraph of this lease; (ii) Lessee's principal office is located in the state listed in the introductory paragraph of this Lease; (iii) Lessee is the legal entity or organization indicated in the introductory paragraph of this Lease, which organization is duly organized, validly existing and in good standing under the laws of the state listed in the introductory paragraph of this Lease; and (iv) Lessee's full and exact legal name is the same as listed in the introductory paragraph of this Lease;

e.     No action, including any permits or consents, in respect of or by any state, federal or other governmental authority or agency is required with respect to the execution, delivery and performance by Lessee of any Lease;

f.     There are no actions, suits or proceedings pending or, to the knowledge of the Lessee, threatened against or affecting the Lessee in any court or before any governmental commission, board or authority which, if adversely determined, will have a material adverse effect on the ability of the Lessee to perform its obligations under any Lease.

SECTION 15.  LESSEE'S WAIVERS:

To the extent permitted by applicable law, Lessee hereby waives any and all rights and remedies conferred upon a Lessee by §§ 70A-2A-508 through 70A-2A-522 of the Utah Uniform Commercial Code, including but not limited to Lessee's rights to: (i) cancel the Lease; (ii) repudiate the Lease, (iii) reject the Property; (iv) revoke acceptance of the Property; (v) recover damages from Lessor for any breaches of warranty or for any other reason; (vi) claim, grant or permit a security interest in the Property in Lessee's possession or control for any reason; (vii) deduct all or any part of any claimed damages resulting from Lessor's default, if any, under the Lease; (viii) cover by making any purchase or lease of or contract to purchase or lease property in substitution for the Property due from Lessor; (ix) recover any general, special, incidental or consequential damages, for any reason whatsoever; and (x) commence legal action against Lessor for specific performance, replevin, detinue, sequestration, claim and delivery or the like for any Property identified in the Lease. To the extent permitted by applicable law, Lessee also hereby waives any rights now or hereafter conferred by statute or otherwise which may require Lessor to sell, lease or otherwise use any Property in mitigation of Lessor's Damages as set forth in Section 20 hereof or which may otherwise limit or modify any of Lessor's rights or remedies in that section.

SECTION 16.  RISK OF LOSS ON LESSEE:

From the earlier of the date the supplier ships the Property to Lessee or the date Lessor confirms Lessee's purchase order or contract to supplier until the date the Properly is returned to Lessor as provided in the Lease, Lessee hereby assumes and shall bear all risk of loss for theft, damage, non-delivery or destruction to the Property or caused by the Property to the environment, persons or other property (hereafter, such loss, damage, non-delivery or destruction so the Property or caused by the Property to the environment, persons or other property shall be referred to as the "Casualty"), howsoever caused. NO SUCH CASUALTY SHALL. IMPAIR ANY OBLIGATION OF LESSEE UNDER THIS LEASE, WHICH OBLIGATION, INCLUDING TIMELY RENTAL PAYMENTS, SHALL CONTINUE IN FULL FORCE AND EFFECT.

SECTION 17.  INSURANCE:

Lessee shall obtain and maintain for the entire time the Lease is in effect, at its own expense (as primary insurance for Lessor and Lessee), property damage and liability insurance (including any claims caused from the breach of any Environmental Laws involving the Property) and insurance against loss or damage to the Property including without limitation loss by fire (including so-called extended coverage), theft, collision and such other risks of loss as are customarily insured against on the type of Property leased under any Lease and by businesses in which Lessee is engaged, in such amounts, in such form and with such insurers as shall be satisfactory to Lessor; provided, however, that the amount of insurance against loss or damage to the Property shall be equal to or greater than the full replacement value or the Stipulated Loss Value (as defined herein) of such items of Property. Stipulated Loss Value means the product of the Property cost (as designated on the related Schedule) and the applicable percentage factor set forth on the Stipulated Loss Schedule attached to the Schedule ("Stipulated Loss Value"). Each insurance policy will name Lessee as insured and Lessor and its assignees as additional insureds and loss payees thereof, shall contain cross-liability endorsements and shall contain a clause requiring the insurer to give Lessor and its assignees at least thirty (30) days prior written notice of any material alteration in the terms of such policy or of the cancellation thereof, Lessee shall furnish to Lessor a certificate of insurance or other evidence satisfactory to Lessor that such insurance coverage is in effect; provided, however, that Lessor shall be under no duty either to ascertain the existence of or to examine such insurance policy or to advise Lessee in the event such insurance coverage shall not comply with the requirements hereof. All insurance covering loss or damage to the Property shall contain a breach of warranty clause satisfactory to Lessor.

In the event of a Casualty to the Property (or any part thereof) and irrespective of payment from any insurance coverage maintained by Lessee, but applying full credit thereon, Lessee shall at the option of Lessor, (i) place the Property in good repair, condition and working order; or (ii) replace the Property (or any part

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thereof) with like property of equal or greater value, in good repair, condition and working order and transfer clear title to such replacement property to Lessor whereupon such replacement property shall be deemed the Property for all purposes under the Lease; or (iii) pay to lessor the total rent due and owing at the time of such payment plus an amount calculated by Lessor which is equal to the Stipulated loss Value (defined in the Stipulated Loss Schedule) specified in the Stipulated Loss Schedule attached to the Schedule.

Lessee shall notify Lessor within ten (10) days of the actual date of the Casualty; Lessor will notify Lessee of its election of either option (1), (ii), or (iii), as set forth above, within five (5) days of receipt of Lessee's notice. Lessee will then fully perform the repair, replacement or payment (as elected by Lessor) within sixty (60) days of the date of the Casualty.

SECTION 18.  INDEMNIFICATION:

Lessee shall indemnify and hold Lessor harmless from and against any and all claims, (including without limitation negligence, tort and strict liability), damages, judgments, suits and legal proceedings, and any and all costs and expenses in connection therewith (including attorney fees incurred by Lessor either in enforcing this indemnity or in defending against such claims), arising out of or in any manner connected with or resulting from the Lease or the Property, including, without limitation the manufacture, purchase, financing, ownership, rejection, non-delivery, transportation, delivery, possession, use, operation, maintenance, condition, lease, return, storage or disposition thereof; including without limitation (i) claims for injury to or death of persons and for damage to property; (ii) claims relating to latent or other defects in the Property whether or not discoverable by Lessor; (iii) claims relating to patent, copyright, or trademark infringement; (iv) claims for wrongful, negligent or improper act or misuse by Lessor; and (v) claims for any damages to persons or property, any costs associated with, or any fines caused by violation of any Environmental Laws. Lessee agrees to give Lessor prompt notice of any such claim or liability. For purposes of this paragraph and any Lease, the term "Lessor" shall include Lessor, its successors and assigns, shareholders, members, owners, partners, directors, officers, representatives and agents, and the provisions of this paragraph shall survive expiration of any Lease with respect to events occurring prior thereto.

Upon request of Lessor, Lessee shall assume the defense of all demands, claims, or actions, suits and all proceedings against Lessor for which indemnity is provided and shall allow lessor to participate in the defense thereof. Lessor shall be subrogated to all rights of Lessee for any matter which Lessor has assumed obligation hereunder, and may settle any such demand, claim, or action without Lessee's prior consent, and without prejudice to Lessor's right to indemnification hereunder.

SECTION 19.  DEFAULT:

An "Event of Default" shall occur under any Lease if.

a.     Lessee fails to pay any Monthly Rental or other payment required under the Lease when the same becomes due and payable and such failure continues for ten (10) days after its due date;

b.     Lessee fails to promptly execute or otherwise authenticate and deliver to Lessor or its assigns any document or record, as applicable, required under the terms of this Master Lease Agreement;

c.     Lessee attempts to or does, remove, sell, assign, transfer, encumber, sublet or part with possession of any one or more items of the Property or any interest under any Lease, except as expressly permitted herein, or permits a judgment or other claim to become a lien upon any or all of Lessee's assets or upon the Property;

d.     Lessee permits any item of Property to become subject to any levy, seizure, attachment, assignment or execution; or Lessee abandons any item of Property;

e.     Lessee fails to immediately (within ten (10) days) notify Lessor of any loss, damage, or destruction to the Property or fails to timely repair, replace, or make payment as required in Section 17, herein;

f.     Lessee is in default under any Lease or agreement executed with Lessor; or Lessee fails to sign or otherwise authenticate and deliver to Lessor any document or record requested by Lessor in connection with any Lease executed with Lessor; or Lessee fails to do anything determined by Lessor to be necessary or desirable to effectuate the transaction contemplated by any Lease executed with Lessor; or Lessee fails to protect Lessor's rights and interests in any Lease and the Property; or Lessee fails to provide financial statements to Lessor as provided in Section 21m hereof; or Lessee is in default of any obligation or any agreement with any person or entity other than Lessor which obligation or agreement arises independently of any Lease;

g.     Lessee or any guarantor, fails to observe or perform any of its covenants and obligations required to be observed or performed under the Lease and such failure continues uncured for ten (10) days after occurrence thereof, except that the ten (10) day cure period shall not apply and an Event of Default shall occur immediately upon Lessee's failure to maintain insurance;

h.     Lessee or any guarantor, breaches any of its representations and warranties made under any Lease, or if any such representations or warranties shall be false or misleading in any material respect;

i.     Lessee or any guarantor, shall (i) be adjudicated insolvent or bankrupt, or cease, be unable, or admit its inability, to pay its debts as they mature, or make a general assignment for the benefit of creditors or enter into any composition or arrangement with creditors; (ii) apply for or consent to the appointment of a receiver, trustee or liquidator of it or of a substantial part of its property, or authorize such application or consent, or proceedings seeking such appointment shall be instituted against it without such authorization, consent or application and shall continue undismissed for a period of sixty (60) days; (iii) authorize or file a voluntary petition in bankruptcy or apply for or consent to the application of any bankruptcy, reorganization in bankruptcy, arrangement, readjustment of debt, insolvency, dissolution, moratorium or other similar law of any jurisdiction, or authorize such application or consent; or proceedings to such end shall be instituted against it without such authorization, application or consent and such proceeding instituted against it shall continue undismissed for a period of sixty (60) days;

j.     Lessee or any guarantor, shall suffer a material adverse change in its financial condition after the date hereof as determined by Lessor in its sole discretion, or there shall occur a substantial change in ownership of the outstanding stock of Lessee or a substantial change in control of its board of directors and/or members;

k.     Lessee breaches any License, maintenance or other agreement for Software or fails to pay when due all servicing fees, maintenance fees, update and upgrade costs, modification costs, and all other costs and expenses relating to the License and Software and fails to maintain the License in effect during the term of the Lease;

l.     Lessee shall have terminated or changed its corporate existence, consolidated with, merged into, or conveyed or leased substantially all of its assets to any person or entity, unless: (i) such person or entity executes and delivers to lessor an agreement satisfactory in form and substance to Lessor, in its sole discretion, containing such person's or entity's effective assumption, and its agreement to pay, perform, comply with and otherwise be liable for, in a due and punctual manner, all of Lessee's obligations having previously arisen, or then or thereafter arising, under the Lease, together with any and all documents, agreements, instruments, certificates, opinions and filings requested by Lessor; (ii) Lessor is satisfied as to the creditworthiness of such person's or entity's conformance to other standard criteria then used by Lessor for such purposes; and (iii) Lessee has provided no less than thirty (30) days prior written notice of such occurrence to lessor or its assigns;

m.     Lessor in good faith believes the Property to be in danger of misuse, abuse or confiscation or to be in any other way threatened, or believes in good faith for any other reason that the prospect of payment or performance has become impaired, or if Lessee takes any action, makes any representation, or fails to do any thing requested by Lessor, at any time before or after the execution of this Master lease Agreement, the result of which causes Lessor, in good faith, to believe that the prospect of Lessee's payment or performance under the Lease is impaired, or otherwise causes Lessor to feel insecure in funding or continuing to fund the Lease or any Schedule.

SECTION 20.  REMEDIES:

Upon the occurrence of any Event of Default and at any time thereafter, Lessor may with or without giving notice to Lessee and with or without canceling the Lease, do any one or more of the following

a.     enforce this Master Lease Agreement according to its terms;

b.     upon notice to Lessee, cancel this Master Lease Agreement and any or all Schedules executed pursuant thereto;

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c.     require additional collateral to secure the Lease;

d.     advance funds on Lessee's behalf to cure the Event of Default, whereupon Lessee shall immediately reimburse Lessor, together with late charges accrued thereon;

e.     upon notice to Lessee, refuse to fund any Schedule(s) pursuant to the Lease;

f.     refuse in deliver the Property to Lessee;

g.     declare any Lease or Leases immediately due and payable;

h.     in its sole discretion, sell, re-lease or otherwise dispose of any or all of the Property covered under any Schedule, whether or not in Lessor's possession, in a commercially reasonable manner at public or private sale with notice to Lessee (the parties agreeing that ten (10) days' prior written notice shall constitute adequate notice of such sale), and apply the net proceeds of any such disposition, after deducting all costs incurred by Lessor in connection with such default, to the obligations of Lessee hereunder and under such Schedule, or proposed to retain any or all of the Property in full or partial satisfaction, as the case may he, with Lessee remaining liable for any deficiency. The sale, re-lease, or other disposition may, at Lessor's sole option, be conducted at lessee's premises. Lessor may at its sole discretion recover from lessee liquidated damages for the loss of a bargain and not as a penalty an amount equal to Lessor's Damages;

i.     declare immediately due and payable all amounts due or to become due hereunder for the full term of the Lease (including any continuation period or purchase options which lessee has contracted to pay);

j.     exercise any other right or remedy which may be available to it under the Uniform Commercial Code or any other applicable law;

k.     without notice to Lessee, repossess, disable or demand Lessee to disable the Property wherever found, with or without legal process, and for this purpose Lessor and/or its agents or assigns may enter upon any premises of or under the control or jurisdiction of Lessee or any agent of Lessee, without liability for suit, action or other proceeding by Lessee (any damages occasioned by such repossession or disablement being hereby expressly waived by Lessee) and remove or disable the Property therefrom; Lessee further agrees on demand, to assemble the Property and make it available to Lessor at a place to be designated by Lessor;

l.     if Lessor determines, in its sole discretion, not to take possession of the Property, Lessor shall continue to be the owner of the Property and may, but is not obligated to, dispose of the Property by sale or otherwise, all of which determinations may be made by Lessor in its sole discretion and for its own account;

m.     if Lessee breaches any of its obligations under Section 9d of this Master Lease Agreement with regard to Software, Lessee shall be liable to Lessor for additional damages in an amount equal to the original price paid by Lessor for the Software, and in addition, at Lessor's option, lessor shall be entitled to injunctive relief;

n.     with or without terminating the lease, and without waiving its right herein to repossess, recover, or sell the Property, recover the Stipulated Loss Value of the Property together with all accrued but unpaid late charges, interest, taxes, penalties, and any and all other sums due and owing under the Schedule as of the rent payment date immediately preceding the date of default;

o.     (i) by notice to lessee, declare any license agreement with respect to Software terminated, in which event the right and license of Lessee to use the Software shall immediately terminate, and Lessee shall thereupon cease all use of the Software and return all copies thereof to Lessor or original licensor; (ii) have access to and disable, or demand Lessee to disable the Software by any means deemed necessary by Lessor, including but not limited to disabling the computers, computer systems or other equipment which run and/or operate and/or are controlled by the Software, for which purposes Lessee hereby expressly consents to such access and disablement, promises to take no action that would prevent or interfere with Lessor's ability to perform such access and disablement, and waives and releases any and all claims that it has or might otherwise have for any and all losses, damages, expenses, or other detriment that it might suffer as a result of such access and disablement; and (iii) Lessee agrees that the detriment which Lessor will suffer as a result of a breach by Lessee of the obligations contained in the Lease cannot be adequately compensated by monetary damages, and therefore Lessor shall be entitled to injunctive and other equitable relief to enforce the provisions of this Section 20o. LESSEE AGREES THAT LESSOR SHALL HAVE NO DUTY TO MITIGATE LESSOR'S DAMAGES UNDER ANY LEASE BY TAKING LEGAL ACTION TO RECOVER THE SOFTWARE FROM LESSEE OR ANY THIRD PARTY, OR TO DISPOSE OF THE SOFTWARE BY SALE, RE-LEASE OR OTHERWISE.

p.     With respect to any exercise by Lessor of its right to recover and/or dispose of any Property securing Lessee's obligations under any Schedule, Lessee acknowledges and agrees as follows: (i) Lessor shall have no obligation, subject to the requirements of commercial reasonableness, to clean-up or otherwise prepare the Property for disposition; (ii) Lessor shall comply with any applicable State or Federal law requirements in connection with any disposition of the Property, and any actions taken in connection therewith shall not be deemed to have adversely affected the commercial reasonableness of any disposition of such Property; (iii) Lessor may specifically disclaim any warranties of title or the like with respect to the disposition of the Property; (iv) if Lessor purchases any of the Property, Lessor may pay for the same by crediting some or all of Lessee's obligations hereunder or under any Schedule; and (v) no right or remedy referred to in this Section is intended to be exclusive, but each shall be cumulative and shall be in addition to any other remedy referred to above or otherwise available at law or in equity, and may be exercised concurrently or separately from time to time.

q.     a cancellation hereunder shall occur only upon notice by Lessor and only as to such items of Property as Lessor specifically elects to cancel and this Lease shall continue in full force and effect as to the remaining items, if any;

Lessor may exercise any and all rights and remedies available at law or in equity, including those available under the Uniform Commercial Code. The rights and remedies afforded Lessor hereunder shall not be deemed to be exclusive, but shall be in addition to any rights or remedies provided by law. Lessor's failure promptly to enforce any right or remedy hereunder shall nor operate as a waiver of such right or remedy, and Lessor's waiver of any default shall not constitute a waiver of any subsequent or other default. Lessor may accept late payments or partial payments of amounts due under the Lease and may delay enforcing any of Lessor's rights or remedies hereunder without losing or waiving any of Lessor's rights or remedies under the Lease.

In connection with Lessor's exercise of any or all of the above-listed remedies, Lessor shall be entitled to recover all costs and expenses incurred by Lessor in the repossession, recovery, storage, repair, sale, re-lease or other disposition of the Property, or the termination or disabling of Software, including without reasonable attorney fees and costs incurred in connection therewith or otherwise resulting Of arising from Lessee's default, and any indemnity if then determinable, plus interest on all of the above until paid (before and after judgment) at the lesser of the rate of eighteen percent (18%) per annum or the highest rate permitted by law.

SECTION 21.  ADDITIONAL PROVISIONS:

a.     Entire Agreement. Each Schedule shall incorporate the terms and conditions of this Master Lease Agreement and, together with the Acceptance and Delivery Certificate and Master Progress Payment Agreement (and Certificates thereunder), if applicable, and any amendments to any of the foregoing documents, shall supersede all prior communications, representations, agreements, and understandings, including but not limited to offer letters, proposal letters, comfort letters, commitment letters and the like, and constitute the entire understanding and agreement between the Lessor and Lessee with regard to the subject matter hereof and thereof, and there is no understanding or agreement, oral or written, which is not set forth herein or therein. in the event of conflict between the provisions of this Master Least Agreement and any Schedule, the provisions of the Schedule shall govern.

b.     Captions. Captions and section headings are inserted for reference and convenience only and in no way define, limit or describe the scope of this agreement or intent of any provision.

c.     Time Is of the Essence.  Time is of the essence with respect to any Lease.

d.     Notices.  Notices or demands required to be given herein shall be in writing and addressed to the other party at the address herein or such other address provided by written notice hereunder and shall be effective (i) upon the next business day if sent by guaranteed overnight express service; (ii) on the same

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        day if personally delivered; or (iii) three days after mailing if sent by certified or registered U.S. mail, postage prepaid.

e.     Governing Law.  THIS LEASE (AS DEFINED IN SECTION 1 HEREIN) SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF UTAH, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THE PARTIES AGREE TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE OF UTAH; ANY SUIT OR OTHER PROCEEDING BROUGHT BY EITHER PARTY TO ENFORCE OR CONSTRUE THIS LEASE (AS DEFINED IN SECTION 1 HEREIN), OR TO DETERMINE MATTERS RELATING TO THE PROPERTY OR THE RELATIONSHIP BETWEEN THE PARTIES HERETO SHALL BE BROUGHT ONLY IN THE STATE OR FEDERAL COURTS IN THE STATE OF UTAH. THIS LEASE WAS EXECUTED IN THE STATE OF UTAH (BY THE LESSOR HAVING COUNTERSIGNED IT IN UTAH) AND IS TO BE PERFORMED IN THE STATE OF UTAH (BY REASON OF ONE OR MORE PAYMENTS REQUIRED TO BE MADE TO LESSOR IN UTAH).

f.     Waiver of Trial by Jury.  Lessor and Lessee hereby waive the right to trial by jury of any matters arising out of the Lease or Property or the conduct of the relationship between Lessor and Lessee.

g.     Binding Effect: Survivability.  The provisions of each Lease shall inure to the benefit of and shall bind Lessor and Lessee and their respective permitted successors and assigns. All representations, warranties, covenants and indemnities of Lessee made or agreed to in the Lease or in any certificates delivered in connection therewith shall survive the expiration, termination or cancellation of the Lease for any reason.

h.     Severability.  Should any term or provision of this Agreement be declared invalid, illegal, void or unenforceable, all remaining terms and provisions hereof will remain in full force and effect and will in no way be invalidated or affected thereby.

i.     Limitations.  No paragraph, clause or phrase of this agreement shall limit, infringe, deny, negate, refuse or render void any other paragraph, clause or phrase of this agreement.

j.     Waiver.  A waiver by either Party of any term or condition of this agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or any subsequent breach thereof.

k.     Lessee's Options at Maturity of Base Period.  At the maturity of the Base Period of any Lease, Lessee shall, provided at least one-hundred-twenty (120) days prior written notice is received by Lessor from Lessee via certified mail, do one of the following: (1) purchase the Property for a price to be determined by Lessor and Lessee, (2) continue the Lease for twelve (12) additional months at the rate specified on the respective Schedule, or (3) terminate the Schedule and return the Property to Lessor at Lessee's expense to a destination within the continental United States specified by Lessor, provided, however, that for option (3) to apply, all accrued but unpaid late charges, interest, taxes, penalties, and any and all other sums due and owing under the Schedule must first be paid in full, the provisions of Sections 8e, 8h and 9c hereof must be specifically complied with, and Lessee must enter into a new Schedule with Lessor to lease Property which replaces the Property listed on the old Schedule. With respect to options (1) and (3), each party shall have the right in its absolute and sole discretion to accept or reject any terms of purchase or of any new Schedule, as applicable. In the event Lessor and Lessee have not agreed to either option (1) or (3) by the maturity of the Base Period, or if Lessee fails to give written notice of its option via certified mail at least one-hundred-twenty (120) days prior to the maturity of the Base Period, or if an Event of Default has occurred under any Lease, then option (2) shall apply at the maturity of the Base Period. At the maturity of the continued period provided for in option (2) above, the Lease shall continue in effect at the rate specified in the respective Schedule for successive periods of six (6) months each subject to termination at the maturity of any such successive six month continuation period by either Lessor or Lessee giving to the other party at least thirty (30) days prior written notice of termination.

l.     Security Interest.  The parties acknowledge and agree that this is a "true lease" and title to the leased Property (or Lessee's interest in the Property if the Property is Software) is vested in the Lessor. In the event a court of competent jurisdiction or other governing authority shall determine that the Lease is not a "true lease" or is a lease intended as security or that Lessor (or its assigns) does not hold legal title or is not the owner of the Property, the following shall apply:

i.      Effective the execution date of the Lease, Lessee, as debtor, grants a security interest to Lessor, as secured party, in the Property (or Lessee's interest in the Property if the Property is Software), including but not limited to equipment and other personal property, general intangibles, Software and Lessee's license rights and other rights to use the Software, and accessions thereto, and any refunds, rebates, remittances, and all rights and services related thereto, and proceeds of any of the foregoing, to secure all duties and obligations of Lessee under any Lease or other agreement with Lessor. The Lease shall be deemed to be a security agreement with Lessee having granted to Lessor a security interest in the Property, and the Property shall secure all duties and obligations of lessee under any Lease or other agreement with Lessor. With regard to any security interest created hereunder in any of the Property, Lessee consents and agrees that Lessor shall have all of the rights, privileges and remedies of a secured party under the Utah Uniform Commercial Code.

ii.     Lessee authorizes Lessor to file financing statements and any records describing the Property and to take any and all actions necessary to perfect Lessor's interest in the Property. Lessee agrees to execute any further documents, and to take any further actions, reasonably requested by Lessor to evidence or perfect the security interest granted under this subpart of the Lease, to maintain the first priority of the security interests, or to effectuate the rights granted to Lessor under this subpart of the Lease.

m.     Financial Statements.  Lessee, and any guarantor, shall provide to Lessor a copy of its annual audited financial statements within ninety (90) days after its fiscal year end, and a copy of its quarterly unaudited financial statements within forty-five (45) days after the end of each fiscal quarter.

n.     Acceptance and Delivery Certificate.   If Lessee fails to sign and deliver an Acceptance and Delivery Certificate, then except as otherwise provided in Section 8b hereof, the Date of Acceptance shall be a date determined by Lessor which shall be no sooner than the date Lessee receives substantially all of the Property.

o.     Change in Lessee's Name Address and Jurisdiction.  Lessee shall not change its name, chief executive office address, or jurisdiction of organization from that set forth above, unless it shall have given Lessor or its assigns no less than thirty (30) days prior written notice.

p.     Covenant of Quiet Possession.  Lessor agrees that so long as no Event of Default has occurred and is continuing, Lessee shall be entitled to quietly possess the Property subject to and in accordance with the terms and conditions of this Master Lease. Agreement.

q.     Lessor's Right to Perform for Lessee.  If Lessee fails to perform or comply with any of its agreements contained herein, Lessor may perform or comply with such agreements and the amount of any payments and expenses of Lessor incurred in connection with such performance or compliance (including 'attorney fees), together with interest thereon at the lesser of the rate of eighteen percent (18%) per annum, or the highest rate permitted by law shall be deemed additional rent payable by Lessee upon demand.

r.     Further Assurances; Financing Statements.   Lessee will cooperate with Lessor in protecting Lessor's interests in the Property, the Lease and the amounts due under the Lease, including, without limitation, the execution (or other authentication), and delivery of Uniform Commercial Code statements, records and filings, patent and copyright registration documents with respect to proprietary Software (if applicable), and other documents requested by Lessor. Lessee will promptly execute, or otherwise authenticate, and deliver to Lessor such further documents, instruments, assurances and other records, and take such further action as Lessor may reasonably request in order to carry out the intent and purpose of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessor under this Lease. Lessee hereby authorizes Lessor to file UCC-1 financing statements, fixture filings, real property waivers, and all other filings and recordings, as may be deemed necessary by Lessor. Lessee hereby authorizes and/or ratifies the filing of any UCC-1 financing statements by Lessor before or after the execution of this Lease. Lessee shall pay all costs of filing any financing amendment, continuation and termination statements with respect to the Property and Lease, including without limitation, any intangibles tax, documentary stamp tax or other similar taxes or charges relating thereto and all costs of UCC or other lien searches and of obtaining and filing any full or partial third-party releases deemed necessary or advisable by Lessor. Lessee

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        will do whatever may be necessary or advisable to have a statement of the interest of Lessor in the Property noted on any certificate of title relating to the Property and will deposit said certificate with Lessor. Lessee will execute, or otherwise authenticate, and deliver to Lessor such other documents, records and written assurances and take such further action as Lessor may request to more fully carry out the implementation, effectuation, confirmation and perfection of the Lease and any rights of Lessor thereunder. Lessee grants to Lessor a security interest in all deposits and other property transferred or pledged to Lessor to secure the payment and performance of all of Lessee's obligations under the Lease. Lessor is authorized to take any measures necessary to protect its interest in the Property.

        In the event the Property is in the possession of a third party, Lessee will join with Lessor in notifying the third party of Lessor's interest in the Property and obtaining an acknowledgment from the third party that the third party is holding the Property for the benefit of Lessor.

s.     Attorneys' and Other Fees. Lessee shall reimburse Lessor for all attorney fees and additional charges, costs and expenses incurred by Lessor: (i) in review or preparation of any changes or amendments required by Lessee to Lessor's standard Lease documentation; (ii) in defending or protecting its interest in the Property; (iii) in the execution, delivery, administration, amendment and enforcement of the Lease or the collection of any rent or other payments due under the Lease, or the preparation of any amendments or settlement agreements prepared in connection with the Lease; and (iv) in any lawsuit or other legal action or proceeding to which the Lease gives rise, including without limitation, actions in tort. Lessee shall pay applicable attorney fees. lessee shall pay a documentation fee in the amount of $500.00 for each Schedule.

t.     Joint and Several Liability.  In the event two or more parties execute this Master Lease Agreement as Lessee, each party shall be jointly and severally liable for all Lessee representations, warranties, and obligations (including without limitation, payment obligations) under this Master Lease Agreement or under any Schedule or other document executed in connection herewith. Any and all representations, agreements, or actions by one Lessee shall be binding on all other Lessees.

u.     Unauthorized Distribution of Lease Documents Prohibited. Lessee agrees that it will nor, through any of its actions or omissions, cause any document, or any portion of any document, associated with any lease to be delivered distributed, or otherwise fall into the possession of anyone not employed by Lessee on a full time basis, without the written consent of Lessor. Lessee further acknowledges that any such unauthorized delivery or distribution could cause Lessor to suffer irreparable economic harm.

v.     Counterparts: Chattel Paper. This Lease may be executed in any number of counterparts and by different parties hereto or thereto on separate counterparts, each of which, when so executed or otherwise authenticated and delivered, shall be an original, but all such counterparts shall together consist of but one and the same instrument; provided, however, that to the extent that this Lease and/or the Schedule(s) would constitute chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest herein or therein may be created or perfected through the transfer or possession of this Lease in and of itself without the transfer or possession or control, as applicable, of the original counterpart of such Schedule(s) identified as the document or record (as applicable) marked "Original", and all other counterparts shall be marked "Duplicate Original" or "Counterpart".

w.     Amendment and Modification. The Lease may not be amended or modified except by a written amendment executed by a duly authorized representative of each party, but no such amendment or modification needs further consideration to be binding. Notwithstanding the foregoing, Lessee authorizes Lessor to amend any Schedule to identify more accurately the Property (including, without limitation, supplying serial numbers or other identifying data), and such amendment shall be binding on Lessor and Lessee unless Lessee objects thereto in writing within ten (I0) days after receiving notice of the amendment from Lessor.

SECTION 22.  POWER OF ATTORNEY:

LESSEE HEREBY AUTHORIZES AND APPOINTS LESSOR AND LESSOR'S AGENTS AND ASSIGNS AS LESSEE'S ATTORNEY-IN-FACT TO EXECUTE ACKNOWLEDGEMENT LETTERS AND OTHER DOCUMENTS REQUIRED TO BE EXECUTED BY LESSEE TO EFFECT ANY UNDERWRITING OR PERFECT ANY SECURITY INTEREST WITH REGARD TO A SCHEDULE.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Master Lease Agreement on the month, day and year first above written.

LESSOR:		LESSEE:

MAZUMA CAPITAL CORP.		UCN, INC.

BY:		BY:	/s/ Brad Mooney /s/ Paul Jarman
Nancy Eggan
TITLE:	Vice President	TITLE:	CFO/ CEO

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